THE AQUINAS FUNDS, INC.
EXHIBIT 12(b) TO FORM N-CSR

                    CERTIFICATIONS PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Frank Rauscher, Principal Executive Officer of The Aquinas Funds, Inc., certify to the best of my knowledge that:

         1. The N-CSR of the registrant for the period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/Frank Rauscher
------------------------
Frank Rauscher
Principal Executive Officer

Date: September 7, 2005




I, Frank Rauscher, Principal Financial Officer of The Aquinas Funds, Inc., certify to the best of my knowledge that:

         1. The N-CSR of the registrant for the period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/Frank Rauscher
-------------------------
Frank Rauscher
Principal Financial Officer

Date: September 7, 2005


A signed original of this written statement required by Section 906 has been provided to The Aquinas Funds, Inc. and will be retained by The Aquinas Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.